Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FOURTH-QUARTER AND 2019 FINANCIAL RESULTS

Better-Than-Expected Q4 Results

Santa Monica, CA – February 6, 2020 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced fourth-quarter and full year 2019 results.

“Our fourth quarter results exceeded our prior outlook for both revenue and earnings per share,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “Our recent Call of Duty® success illustrates the scale of our growth potential, as we expanded the community to more players in more countries on more platforms than ever before. With our strong content pipeline across our franchises and momentum in mobile, esports, and advertising, we look forward to continuing to delight our players, fans, and stakeholders in 2020 and beyond.”

Financial Metrics

	Q4			CY
(in millions, except EPS)	2019	Prior Outlook*	2018	2019	2018
GAAP Net Revenues	$1,986	$1,812	$2,381	$6,489	$7,500
Impact of GAAP deferralsA	$722	$834	$454	$(101)	$(238)

GAAP EPS	$0.68	$0.29	$0.89	$1.95	$2.40
Non-GAAP EPS	$0.62	$0.43	$0.90	$2.31	$2.72
Impact of GAAP deferralsA	$0.61	$0.72	$0.39	$(0.06)	$(0.12)

* Prior outlook was provided by the company on November 7, 2019 in its earnings release.

For the year ended December 31, 2019, Activision Blizzard’s net revenues presented in accordance with GAAP were $6.49 billion, as compared with $7.50 billion for 2018. GAAP net revenues from digital channels were $4.93 billion. GAAP operating margin was 25%. GAAP earnings per diluted share were $1.95, as compared with $2.40 for 2018. On a non-GAAP basis, Activision Blizzard’s operating margin was 33% and earnings per diluted share were $2.31, as compared with $2.72 for 2018.

For the quarter ended December 31, 2019, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.99 billion, as compared with $2.38 billion for the fourth quarter of 2018. GAAP net revenues from digital channels were $1.44 billion. GAAP operating margin was 23%. GAAP earnings per diluted share were $0.68, as compared with $0.89 for the fourth quarter of 2018. On a non-GAAP basis, Activision Blizzard’s operating margin was 30% and earnings per diluted share were $0.62, as compared with $0.90 for the fourth quarter of 2018.

Activision Blizzard generated $1.83 billion in operating cash flow for the year ended December 31, 2019, as compared with $1.79 billion for 2018. For the quarter, operating cash flow was $918 million, as compared with $999 million for the fourth quarter of 2018.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

1

Activision Blizzard Announces Q4 2019 Financial Results

Operating Metrics

For the year ended December 31, 2019, Activision Blizzard’s net bookingsB were $6.39 billion, as compared with $7.26 billion for 2018. Net bookingsB from digital channels were $4.93 billion, as compared with $5.72 billion for 2018, and in-game net bookingsC were $3.37 billion.

For the quarter ended December 31, 2019, Activision Blizzard’s net bookingsB were $2.71 billion, as compared with $2.84 billion for the fourth quarter of 2018. Net bookingsB from digital channels were $1.88 billion, as compared with $1.88 billion for the fourth quarter of 2018. In-game net bookingsC were $1.09 billion.

For the quarter ended December 31, 2019, overall Activision Blizzard Monthly Active Users (MAUs)D were 409 million.

Selected Business Highlights

Strong execution against our strategy enabled Activision Blizzard to exceed its fourth quarter outlook and enter 2020 with momentum. Our increased investment and focus on the creative and commercial resources of our biggest franchises is delivering results, enabling us to accelerate the delivery of content in our pipeline, pursue new business models, broaden our communities, and delight our players.

Activision

•	Activision had 128 million MAUsD.
•	Call of Duty® Mobile installs exceeded 150 million, with the game reaching the top of the download charts in more than 150 countries and regions, and ending the fourth quarter in the top-15 grossing games in U.S. app stores.[2]
•	Call of Duty®: Modern Warfare® unit sell-through increased by a double-digit percentage versus Call of Duty®: Black Ops 4, with growth across both PC and console. PC sell-through on Battle.net grew 50% year-over-year. Modern Warfare saw strong growth in full-game downloads with console digital mix at nearly 50%. In-game net bookingsC grew by a double-digit percentage versus Black Ops 4.
•	In 2019, Call of Duty again generated more upfront console sales than any other franchise worldwide, a feat accomplished for 10 of the last 11 years.[1]
•	In January, the Call of Duty LeagueTM debuted with 12 city-based teams competing at its launch weekend in Minnesota. The league launched with deeply experienced team owners, high profile sponsors, and streaming distribution through YouTube, Activision Blizzard’s new broadcasting partner for esports leagues and events.

Blizzard

•	Blizzard had 32 million MAUsD.
•	World of Warcraft® exited 2019 with an active player community[3] more than twice the size of its Q2-ending level.
•	Hearthstone® launched the Descent of DragonsTM expansion and rolled out the new Battlegrounds game mode in the fourth quarter, which drove sequential growth in engagement. Net bookingsB also grew sequentially for the franchise.
•	Overwatch® launched on the Nintendo Switch, further expanding a community that has surpassed 50 million players globally since launch.
•	In February, the Overwatch LeagueTM will return with 20 established teams from around the world competing in a homestand format with matches broadcast live on YouTube.

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Activision Blizzard Announces Q4 2019 Financial Results

King

•	King had 249 million MAUsD.
•	Candy Crush SagaTM mobile reach grew year-over-year and it was the top-grossing title in the U.S. app stores.[4]
•	Candy CrushTM was once again the top-grossing franchise in the U.S. mobile app stores in the fourth quarter and 2019.[4]
•	Advertising net bookingsB grew over 80% year-over-year in the fourth quarter, and exceeded $150 million dollars in 2019.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2020
Net Revenues	$6,450	$6,450	$275
EPS	$1.85	$2.22	$0.13
Fully Diluted Shares	778	778

Q1 2020
Net Revenues	$1,640	$1,640	$(365)
EPS	$0.55	$0.66	$(0.31)
Fully Diluted Shares	775	775

Net bookingsB are expected to be $6.725 billion for 2020 and $1.275 billion for the first quarter of 2020.

Capital Allocation

The Board of Directors declared a cash dividend of $0.41 per common share, payable on May 6, 2020 to shareholders of record at the close of business on April 15, 2020, which represents an 11% increase from 2019.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended December 31, 2019 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 800-367-2403 in the U.S. with passcode 2945091. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

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Activision Blizzard Announces Q4 2019 Financial Results

About Activision Blizzard

Activision Blizzard, Inc. connects and engages the world through epic entertainment. A member of the Fortune 500 and S&P 500, Activision Blizzard is a leading interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Spyro®, and Crash Bandicoot™, Blizzard Entertainment's World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King's Candy Crush™, Bubble Witch™, and Farm Heroes™. The company is one of the Fortune "100 Best Companies To Work For®." Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company's website, www.activisionblizzard.com.

1 Per the NPD Group, GfK, GSD and internal estimates, based on dollar sales of front-line games.

2 Per App Annie Intelligence and internal estimates for respective regions, app stores, and periods.

3 Defined as players with monthly or longer-term subscriptions.

4 Per App Annie Intelligence for respective regions, app stores, and periods.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

4

Activision Blizzard Announces Q4 2019 Financial Results

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;
•	the amortization of intangibles from purchase price accounting;
•	fees and other expenses related to acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•	restructuring and related charges;
•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and
•	significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

We caution that a number of important factors could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: our ability to consistently deliver popular, high-quality titles in a timely manner; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; concentration of revenue among a small number of titles; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; our ability to realize the expected financial and operational benefits of, and effectively manage, our recently announced restructuring plans; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; substantial influence of third-party platform providers over our products and costs; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; risks and costs associated with legal proceedings; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; rapid changes in technology and industry standards; competition, including from other forms of entertainment; our ability to sell products at assumed pricing levels; our ability to attract, retain, and motivate skilled personnel; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; intellectual property claims; piracy and unauthorized copying of our products; risks and uncertainties of conducting business outside the U.S.; fluctuations in currency exchange rates; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018.

5

Activision Blizzard Announces Q4 2019 Financial Results

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

6

1

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018 [1]	2019	2018 [1]

Net revenues
Product sales	$699	$808	$1,975	$2,255
Subscription, licensing, and other revenues[2]	1,287	1,573	4,514	5,245
Total net revenues	1,986	2,381	6,489	7,500

Costs and expenses
Cost of revenues—product sales:
Product costs	268	303	656	719
Software royalties, amortization, and intellectual property licenses	69	157	240	371
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	251	251	965	1,028
Software royalties, amortization, and intellectual property licenses	68	121	233	399
Product development	296	325	998	1,101
Sales and marketing	346	321	926	1,062
General and administrative	205	199	732	822
Restructuring and related costs	29	10	132	10
Total costs and expenses	1,532	1,687	4,882	5,512

Operating income	454	694	1,607	1,988
Interest and other expense (income), net	7	4	(26)	71
Loss on extinguishment of debt	—	—	—	40
Income before income tax expense (benefit)	447	690	1,633	1,877

Income tax expense (benefit)	(78)	5	130	29

Net income	$525	$685	$1,503	$1,848

Basic earnings per common share	$0.68	$0.90	$1.96	$2.43
Weighted average common shares outstanding	768	763	767	762

Diluted earnings per common share	$0.68	$0.89	$1.95	$2.40
Weighted average common shares outstanding assuming dilution	773	771	771	771

[1]	During the three months ended March 31, 2019, we identified an amount which should have been recorded in the fourth quarter of 2018 to reduce income tax expense by $35 million. Our statement of operations for the three months and year ended December 31, 2018, as presented above, has been revised to reflect the correction. Refer to our forthcoming Annual Report on Form 10-K for the year ended December 31, 2019, for additional information.

[2]	Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31, 2019 [1]	December 31, 2018 [2]
Assets
Current assets
Cash and cash equivalents	$5,794	$4,225
Accounts receivable, net	848	1,035
Inventories, net	32	43
Software development	322	264
Other current assets	296	539
Total current assets	7,292	6,106
Software development	54	65
Property and equipment, net	253	282
Deferred income taxes, net	1,293	458
Other assets	658	482
Intangible assets, net	531	735
Goodwill	9,764	9,762
Total assets	$19,845	$17,890

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$292	$253
Deferred revenues	1,375	1,493
Accrued expenses and other liabilities	1,248	896
Total current liabilities	2,915	2,642
Long-term debt, net	2,675	2,671
Deferred income taxes, net	505	18
Other liabilities	945	1,167
Total liabilities	7,040	6,498

Shareholders' equity
Common stock	—	—
Additional paid-in capital	11,174	10,963
Treasury stock	(5,563)	(5,563)
Retained earnings	7,813	6,593
Accumulated other comprehensive loss	(619)	(601)
Total shareholders’ equity	12,805	11,392
Total liabilities and shareholders’ equity	$19,845	$17,890

[1]	We adopted a new lease accounting standard in the first quarter of 2019. The new lease accounting standard increased our “Other assets,” “Accrued expenses and other liabilities,” and “Other liabilities” as of December 31, 2019. Refer to our forthcoming Annual Report on Form 10-K for the year ended December 31, 2019 for additional information.

[2]	During the three months ended March 31, 2019, we identified an amount which should have been recorded in the fourth quarter of 2018 to reduce income tax expense by $35 million. Our balance sheet as of December 31, 2018, as presented above, has been revised to reflect the correction. Refer to our forthcoming Annual Report on Form 10-K for the year ended December 31, 2019, for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2019	2018 [1]
Cash flows from operating activities:
Net income	$1,503	$1,848
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(352)	(35)
Provision for inventories	6	6
Non-cash operating lease cost	64	—
Depreciation and amortization	328	509
Amortization of capitalized software development costs and intellectual property licenses[2]	225	489
Loss on extinguishment of debt	—	40
Share-based compensation expense[3]	166	209
Unrealized gain on equity investment	(38)	—
Other	51	7
Changes in operating assets and liabilities, net of effect from business acquisitions:
Accounts receivable, net	182	(114)
Inventories	7	(5)
Software development and intellectual property licenses	(275)	(372)
Other assets	164	(51)
Deferred revenues	(154)	(122)
Accounts payable	31	(65)
Accrued expenses and other liabilities	(77)	(554)
Net cash provided by operating activities	1,831	1,790
Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	153	116
Purchases of available-for-sale investments	(65)	(209)
Capital expenditures	(116)	(131)
Other investing activities	6	(6)
Net cash used in investing activities	(22)	(230)
Cash flows from financing activities:
Proceeds from issuance of common stock to employees	105	99
Tax payment related to net share settlements on restricted stock units	(59)	(94)
Dividends paid	(283)	(259)
Repayment of long-term debt	—	(1,740)
Premium payment for early redemption of note	—	(25)
Other financing activities	—	(1)
Net cash used in financing activities	(237)	(2,020)
Effect of foreign exchange rate changes on cash and cash equivalents	(3)	(31)
Net increase (decrease) in cash and cash equivalents and restricted cash	1,569	(491)
Cash and cash equivalents and restricted cash at beginning of period	4,229	4,720
Cash and cash equivalents and restricted cash at end of period	$5,798	$4,229

1 Our statement of cash flows for the year ended December 31, 2018, as presented above, has been revised to reflect the reduction in income tax expense for Q4 2018 that was identified in Q1 2019, as previously discussed. The correction did not change our total operating, investing, or financing cash flows.

2 Excludes deferral and amortization of share-based compensation expense.

3 Includes the net effects of capitalization, deferral, and amortization of share-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year	Three Months Ended				Year
	December 31,	March 31,	June 30,	September 30,	December 31,	over Year % Increase	March 31,	June 30,	September 30,	December 31,	over Year % Increase
	2017	2018	2018	2018	2018	(Decrease)	2019	2019	2019	2019	(Decrease)
Cash Flow Data
Operating Cash Flow	$1,158	$529	$9	$253	$999	(14)%	$450	$154	$309	$918	(8)%
Capital Expenditures	69	31	30	36	34	(51)	18	27	34	37	9
Non-GAAP Free Cash Flow[1]	$1,089	$498	$(21)	$217	$965	(11)	$432	$127	$275	$881	(9)
Operating Cash Flow - TTM[2]	$2,213	$2,331	$2,075	$1,949	$1,790	(19)	$1,711	$1,856	$1,912	$1,831	2
Capital Expenditures - TTM[2]	155	165	164	166	131	(15)	118	115	113	116	(11)
Non-GAAP Free Cash Flow - TTM[2]	$2,058	$2,166	$1,911	$1,783	$1,659	(19)%	$1,593	$1,741	$1,799	$1,715	3%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended March 31, 2017, three months ended June 30, 2017, and three months ended September 30, 2017 was $411 million, $265 million, and $379 million, respectively. Capital Expenditures for the three months ended March 31, 2017, three months ended June 30, 2017, and three months ended September 30, 2017, was $21 million, $31 million, and $34 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2019	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,986	$268	$69	$251	$68	$296	$346	$205	$29	$1,532
Share-based compensation[1]	—	—	(4)	—	—	(10)	(2)	(23)	—	(39)
Amortization of intangible assets[2]	—	—	—	—	(49)	—	—	(2)	—	(51)
Restructuring and related costs[3]	—	(1)	—	—	—	—	—	—	(29)	(30)
Discrete tax-related items[4]	—	—	—	(5)	—	(3)	(5)	(4)	—	(17)
Non-GAAP Measurement	$1,986	$267	$65	$246	$19	$283	$339	$176	$—	$1,395

Net effect of deferred revenues and related cost of revenues[5]	$722	$59	$81	$3	$2	$—	$—	$—	$—	$145

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$454	$525	$0.68	$0.68
Share-based compensation[1]	39	39	0.05	0.05
Amortization of intangible assets[2]	51	51	0.07	0.07
Restructuring and related costs[3]	30	30	0.04	0.04
Income tax impacts from items above[6]	—	(45)	(0.06)	(0.06)
Discrete tax-related items[4]	17	(123)	(0.16)	(0.16)
Non-GAAP Measurement	$591	$477	$0.62	$0.62

Net effect of deferred revenues and related cost of revenues[5]	$577	$476	$0.62	$0.61

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2019.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2019	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$6,489	$656	$240	$965	$233	$998	$926	$732	$132	$4,882
Share-based compensation[1]	—	—	(19)	(1)	(1)	(53)	(10)	(82)	—	(166)
Amortization of intangible assets[2]	—	—	—	—	(196)	—	—	(7)	—	(203)
Restructuring and related costs[3]	—	(5)	—	—	—	—	—	—	(132)	(137)
Discrete tax-related items[4]	—	—	—	(5)	—	(3)	(5)	(4)	—	(17)
Non-GAAP Measurement	$6,489	$651	$221	$959	$36	$942	$911	$639	$—	$4,359

Net effect of deferred revenues and related cost of revenues[5]	$(101)	$(23)	$(25)	$(2)	$1	$—	$—	$—	$—	$(49)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,607	$1,503	$1.96	$1.95
Share-based compensation[1]	166	166	0.22	0.22
Amortization of intangible assets[2]	203	203	0.26	0.26
Restructuring and related costs[3]	137	137	0.18	0.18
Income tax impacts from items above[6]	—	(95)	(0.13)	(0.12)
Discrete tax-related items[4]	17	(131)	(0.17)	(0.17)
Non-GAAP Measurement	$2,130	$1,783	$2.33	$2.31

Net effect of deferred revenues and related cost of revenues[5]	$(52)	$(47)	$(0.07)	$(0.06)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2019.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2018	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$2,381	$303	$157	$251	$121	$325	$321	$199	$10	$1,687
Share-based compensation[1]	—	—	(7)	—	(1)	(12)	(2)	(21)	—	(43)
Amortization of intangible assets[2]	—	—	—	—	(88)	—	—	(3)	—	(91)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(10)	(10)
Non-GAAP Measurement	$2,381	$303	$150	$251	$32	$313	$319	$175	$—	$1,543

Net effect of deferred revenues and related cost of revenues[4]	$454	$74	$26	$(1)	$(13)	$—	$—	$—	$—	$86

	Operating Income	Net Income[7]	Basic Earnings per Share[7]	Diluted Earnings per Share[7]
GAAP Measurement	$694	$685	$0.90	$0.89
Share-based compensation[1]	43	43	0.06	0.06
Amortization of intangible assets[2]	91	91	0.12	0.12
Restructuring and related costs[3]	10	10	0.01	0.01
Income tax impacts from items above[5]	—	(19)	(0.03)	(0.03)
Discrete tax-related items[6]	—	(114)	(0.15)	(0.15)
Non-GAAP Measurement	$838	$696	$0.91	$0.90

Net effect of deferred revenues and related cost of revenues[4]	$368	$298	$0.39	$0.39

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2018.
[7]	GAAP Net Income, GAAP EPS, and Discrete tax-related items, as presented above, have been revised to reflect the reduction in income tax expense for Q4 2018 that was identified during Q1 2019, as previously discussed.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2018	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$7,500	$719	$371	$1,028	$399	$1,101	$1,062	$822	$10	$5,512
Share-based compensation[1]	—	—	(13)	(2)	(3)	(61)	(15)	(115)	—	(209)
Amortization of intangible assets[2]	—	—	—	—	(318)	—	(44)	(8)	—	(370)
Restructuring and related costs[3]	—	—	—	—	—	—	—		(10)	(10)
Non-GAAP Measurement	$7,500	$719	$358	$1,026	$78	$1,040	$1,003	$699	$—	$4,923

Net effect of deferred revenues and related cost of revenues[4]	$(238)	$(48)	$(76)	$(2)	$(12)	$—	$—	$—	$—	$(138)

	Operating Income	Net Income[8]	Basic Earnings per Share[8]	Diluted Earnings per Share[8]
GAAP Measurement	$1,988	$1,848	$2.43	$2.40
Share-based compensation[1]	209	209	0.27	0.27
Amortization of intangible assets[2]	370	370	0.48	0.48
Restructuring and related costs[3]	10	10	0.01	0.01
Loss on extinguishment of debt[5]	—	40	0.05	0.05
Income tax impacts from items above[6]	—	(167)	(0.22)	(0.22)
Discrete tax-related items[7]	—	(211)	(0.27)	(0.27)
Non-GAAP Measurement	$2,577	$2,099	$2.76	$2.72

Net effect of deferred revenues and related cost of revenues[4]	$(100)	$(96)	$(0.13)	$(0.12)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[5]	Reflects the loss on extinguishment of debt from redemption activities.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[7]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2018.
[8]	GAAP Net Income, GAAP EPS, and Discrete tax-related items, as presented above, have been revised to reflect the reduction in income tax expense for Q4 2018 that was identified during Q1 2019, as previously discussed.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Years Ended December 31, 2019 and 2018

(Amounts in millions)

Three Months Ended:	December 31, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,426	$562	$503	$2,491	$15	$(85)	$(40)	$(110)
Intersegment net revenues[1]	—	33	—	33	—	(6)	—	(6)
Segment net revenues	$1,426	$595	$503	$2,524	$15	$(91)	$(40)	$(116)

Segment operating income	$696	$260	$197	$1,153	$(27)	$19	$(10)	$(18)

Operating Margin				45.7%

	December 31, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,411	$647	$543	$2,601
Intersegment net revenues[1]	—	39	—	39
Segment net revenues	$1,411	$686	$543	$2,640

Segment operating income	$723	$241	$207	$1,171

Operating Margin				44.4%

Years Ended:	December 31, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$2,219	$1,676	$2,031	$5,926	$(239)	$(562)	$(55)	$(856)
Intersegment net revenues[1]	—	43	—	43	—	(10)	—	(10)
Segment net revenues	$2,219	$1,719	$2,031	$5,969	$(239)	$(572)	$(55)	$(866)

Segment operating income	$850	$464	$740	$2,054	$(161)	$(221)	$(10)	$(392)

Operating Margin				34.4%
	December 31, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$2,458	$2,238	$2,086	$6,782
Intersegment net revenues[1]	—	53	—	53
Segment net revenues	$2,458	$2,291	$2,086	$6,835

Segment operating income	$1,011	$685	$750	$2,446

Operating Margin				35.8%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Years Ended December 31, 2019 and 2018

(Amounts in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Reconciliation to consolidated net revenues:
Segment net revenues	$2,524	$2,640	$5,969	$6,835
Revenues from non-reportable segments[1]	217	234	462	480
Net effect from recognition (deferral) of deferred net revenues[2]	(722)	(454)	101	238
Elimination of intersegment revenues[3]	(33)	(39)	(43)	(53)
Consolidated net revenues	$1,986	$2,381	$6,489	$7,500

Reconciliation to consolidated income before income tax expense:
Segment operating income	$1,153	$1,171	$2,054	$2,446
Operating income (loss) from non-reportable segments[1]	15	35	24	31
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(577)	(368)	52	100
Share-based compensation expense	(39)	(43)	(166)	(209)
Amortization of intangible assets	(51)	(91)	(203)	(370)
Restructuring and related costs[4]	(30)	(10)	(137)	(10)
Discrete tax-related items[5]	(17)	—	(17)	—
Consolidated operating income	454	694	1,607	1,988
Interest and other expense (income), net	7	4	(26)	71
Loss on extinguishment of debt	—	—	—	40
Consolidated income before income tax expense (benefit)	$447	$690	$1,633	$1,877

[1]	Includes other income and expenses from operating segments managed outside the reportable segments, including our distribution business. Also includes unallocated corporate income and expenses.
[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.
[3]	Intersegment revenues reflect licensing and service fees charged between segments.
[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[5]	Reflects the impact of other unusual or unique tax-related items and activities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three Months and Years Ended December 31, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Distribution Channel
Digital online channels[2]	$1,439	72%	$1,788	75%	$(349)	(20)%
Retail channels	310	16	343	14	(33)	(10)
Other[3]	237	12	250	10	(13)	(5)
Total consolidated net revenues	$1,986	100%	$2,381	100%	$(395)	(17)

Change in deferred revenues[4]
Digital online channels[2]	$439		$92
Retail channels	278		356
Other[3]	5		6
Total changes in deferred revenues	$722		$454

	Years Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Distribution Channel
Digital online channels[2]	$4,932	76%	$5,786	77%	$(854)	(15)%
Retail channels	909	14	1,107	15	(198)	(18)
Other[3]	648	10	607	8	41	7
Total consolidated net revenues	$6,489	100%	$7,500	100%	$(1,011)	(13)

Change in deferred revenues[4]
Digital online channels[2]	$(4)		$(68)
Retail channels	(95)		(191)
Other[3]	(2)		21
Total changes in deferred revenues	$(101)		$(238)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.
[3]	Net revenues from Other primarily includes revenues from our distribution business and the Overwatch League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three Months and Years Ended December 31, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$595	30%	$808	34%	$(213)	(26)%
PC	521	26	727	31	(206)	(28)
Mobile and ancillary[2]	633	32	596	25	37	6
Other[3]	237	12	250	10	(13)	(5)
Total consolidated net revenues	$1,986	100%	$2,381	100%	$(395)	(17)

Change in deferred revenues[4]
Console	$536		$455
PC	165		(10)
Mobile and ancillary[2]	16		3
Other[3]	5		6
Total changes in deferred revenues	$722		$454

	Years Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$1,920	30%	$2,538	34%	$(618)	(24)%
PC	1,718	26	2,180	29	(462)	(21)
Mobile and ancillary[2]	2,203	34	2,175	29	28	1
Other[3]	648	10	607	8	41	7
Total consolidated net revenues	$6,489	100%	$7,500	100%	$(1,011)	(13)

Change in deferred revenues[4]
Console	$(54)		$(265)
PC	(53)		9
Mobile and ancillary[2]	8		(3)
Other[3]	(2)		21
Total changes in deferred revenues	$(101)		$(238)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other primarily includes revenues from our distribution business and the Overwatch League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three Months and Years Ended December 31, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$935	47%	$1,140	48%	$(205)	(18)%
EMEA[2]	713	36	844	35	(131)	(16)
Asia Pacific	338	17	397	17	(59)	(15)
Total consolidated net revenues	$1,986	100%	$2,381	100%	$(395)	(17)

Change in deferred revenues[3]
Americas	$425		$248
EMEA[2]	238		151
Asia Pacific	59		55
Total changes in deferred revenues	$722		$454

	Years Ended
	December 31, 2019		December 31, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$3,341	51%	$3,880	52%	$(539)	(14)%
EMEA[2]	2,239	35	2,618	35	(379)	(14)
Asia Pacific	909	14	1,002	13	(93)	(9)
Total consolidated net revenues	$6,489	100%	$7,500	100%	$(1,011)	(13)

Change in deferred revenues[3]
Americas	$(44)		$(151)
EMEA[2]	(47)		(91)
Asia Pacific	(10)		4
Total changes in deferred revenues	$(101)		$(238)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA AND ADJUSTED EBITDA

For the Trailing Twelve Months Ended December 31, 2019

(Amounts in millions)

					Trailing Twelve Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019

GAAP Net Income	$447	$328	$204	$525	$1,503
Interest and other expense (income), net	3	(34)	(2)	7	(26)
Provision for income taxes[1]	120	42	45	(78)	130
Depreciation and amortization	87	79	80	81	328
EBITDA	657	415	327	535	1,935

Share-based compensation expense[2]	63	38	27	39	166
Restructuring and related costs[3]	57	22	28	30	137
Discrete tax-related items[5]	—	—	—	17	17
Adjusted EBITDA	$777	$475	$382	$621	$2,255

Change in deferred net revenues and related cost of revenues[4]	$(441)	$(135)	$(53)	$577	$(52)

[1]	Provision for income taxes for the three months ended June 30, 2019 and December 31, 2019 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.
[2]	Includes expenses related to share-based compensation.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.
[5]	Reflects the impact of other unusual or unique tax-related items and activities.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending March 31, 2020 and Year Ending December 31, 2020

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2020	December 31, 2020

Net Revenues[1]	1,640	6,450
Change in deferred revenues[2]	(365)	275

Earnings Per Diluted Share (GAAP)	0.55	1.85
Excluding the impact of:
Share-based compensation[3]	0.06	0.30
Amortization of intangible assets[4]	0.04	0.10
Restructuring and related costs[5]	0.04	0.07
Income tax impacts from items above[6]	(0.03)	(0.09)
Earnings Per Diluted Share (Non-GAAP)	0.66	2.22

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	(0.31)	0.13

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the acquisition of King.
[5]	Reflects our restructuring initiatives, primarily severance, facilities, and other restructuring-related costs we expect to incur as we continue to execute against our previously disclosed restructuring plan.
[6]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[7]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	$ Increase (Decrease)	% Increase (Decrease)	2019	2018	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$2,708	$2,835	$(127)	(4)%	$6,388	$7,262	$(874)	(12)%
In-game net bookings[2]	1,085	1,204	(119)	(10)	3,366	4,203	(837)	(20)

1 We monitor net bookings as a key operating metric in evaluating the performance of our business as it enables an analysis of performance based on the timing of actual transactions with our customers, along with providing a more timely indication of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Activision	53	41	37	36	128
Blizzard	35	32	32	33	32
King	268	272	258	247	249
Total MAUs	356	345	327	316	409

3 We monitor our average monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.